Exhibit 99.1
Contacts:
Sarah Cavanaugh
MacDougall Biomedical Communications
Tel. 781-235-3060
E-mail: scavanaugh@macbiocom.com

Peter F. Byczko
Vice President of Finance and Chief
Accounting Officer
Microfluidics International Corporation
Tel. 617-969-5452
E-mail: pbyczko@mfics.com

Microfluidics International Corporation Announces First Quarter 2009
Financial Results

NEWTON, MA, May 12, 2009—Microfluidics International Corporation (OTCBB: MFLU) today reported unaudited financial highlights for the first quarter ended March 31, 2009.

First Quarter Accomplishments
•	Maintained revenues from the prior year’s quarter despite global economic downturn
•	Reduced corporate cost-structure during the quarter to 2007 levels under the direction of the new leadership team

“Microfluidics had a solid first quarter and we are pleased to report that we are beginning to see increased demand for our products and services in our core growth market—pharmaceuticals,” said Michael C. Ferrara, Chief Executive Officer and President of Microfluidics. “The positive signs we saw in our first quarter revenues combined with our recent cost-containment measures have us on track to achieve our goal of obtaining positive EBITDA for the year 2009—a major milestone for the Company.”

First Quarter Financial Results

Revenues for the three months ended March 31, 2009 were $3,559,000, an increase of $37,000, or 1.1%, as compared to revenues of $3,522,000 for the three months ended March 31, 2008. North American revenues increased by 64% and services revenues increased by approximately 50% in comparison to the first quarter of 2008, offsetting a 44.8% decline in foreign sales. The Company believes the decline in foreign sales is a result of pricing pressure in Asia Pacific and the effects of the global economic downturn.

Net loss, as measured under U.S. generally accepted accounting principles (“GAAP”), was $690,000, or $0.07 per diluted share, for the three months ended March 31, 2009 as compared to $445,000 net loss, or $0.04 per diluted share, for the same period in 2008.

EBITDA  loss was $469,000, or $0.05 per diluted share, for the three months ended March 31, 2009 compared with a $410,000 EBITDA  loss, or $0.04 per diluted share, for the same period in 2008.

Live Webcast
Microfluidics International Corporation will host a webcast on Tuesday, May 12, 2009 at 8:30 a.m. Eastern Time. Participants are invited to attend the call by visiting www.mficcorp.com and clicking on the webcast link in the Investors, Events section or by dialing 800-638-4817 (within the United States) or 617-614-3943 (outside the United States). The passcode for participants is 25898820.

A replay will be available approximately two hours after the live call through May 19, 2009. To access the replay, dial 888-286-8010 (within the United States) or 617-801-6888 (outside the United States). The passcode for participants is 89775077. A replay will also be posted on the Company’s website approximately two hours after the live call and will be available for a period of 30 days.

About Microfluidics International Corporation
Microfluidics International Corporation, through its Microfluidics Division, designs, manufactures and distributes patented and proprietary high performance Microfluidizer® materials processing and formulation equipment to the biotechnology, pharmaceutical, chemical, cosmetics and inkjet ink industries. Microfluidics International Corporation applies its 20 years of high pressure processing experience to produce the most uniform and smallest liquid and suspended solid particles available and has provided manufacturing systems for nanoparticle products for more than 15 years.

The Company is a leader in advanced materials processing equipment for laboratory, pilot scale and manufacturing applications, offering innovative technology and comprehensive solutions for nanoparticles and other materials processing and production. More than 3,000 systems are in use and afford significant competitive and economic advantages to Microfluidics International Corporation equipment customers.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by the fact that they use words such as "anticipate," "believe," "estimate," "expect," "intend," "project," "plan," "outlook," and other words and terms of similar meaning. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: our ability to access sufficient working capital, including a new working capital line; our continued compliance with the representations, warranties and covenants under our existing convertible debenture; our continued history of losses, which includes net losses in three of the last five fiscal years; the timing and size of customer orders for our products; the adoption, timing and performance of new technology and products developed by us; changes and advances in technology that may make our products obsolete or reduce demand for our products; our ability to protect and maintain the confidentiality of our intellectual property; our ability to retain key employees and our reliance on a new management team; changes in governmental rules and regulations, including those regulating the exportation of goods; and general economic and business conditions and the financial crisis, including those adversely effecting the pharmaceutical and biotechnology industries. For a more detailed discussion of risks and uncertainties which could cause actual results to differ from those contained in our forward-looking statements, see Item 1A, "Risk Factors" of our most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and our other periodic reports filed with the SEC. You should not place undue reliance on our forward-looking statements, which speak only as of the date they are made. We are providing this information as of this date, and we do not undertake to update the information included in this press release, whether as a result of new information, future events or otherwise.

EBITDA and Non-GAAP Measures
In addition to the results reported in accordance with generally accepted accounting standards (GAAP) within this release, the Company may reference certain information that is considered a non-GAAP financial measure. Management believes these measures are useful and relevant to management and investors in their analysis of the Company’s underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measures. Additionally, non-GAAP measures as presented by the Company may not be comparable to similarly titled measures reported by other companies. One specific non-GAAP measure used by the Company is “EBITDA”, which is defined as earnings before interest, taxes, depreciation and amortization. Management utilizes the line item non-GAAP operations statement for operational planning and decision-making purposes. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits.

--Financial Charts to Follow--

MICROFLUIDICS INTERNATIONAL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited - in thousands, except share and per share amounts)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$850	$1,895
Accounts receivable, net of allowance of $44 both at March 31, 2009 and December 31, 2008, respectively	2,536	2,181
Inventories	2,737	2,723
Prepaid and other current assets	220	320
Total current assets	6,343	7,119
Property and equipment, net	1,109	1,121
Other non-current assets	481	480
Total assets	$7,933	$8,720

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,084	$986
Accrued expenses	1,151	1,233
Customer advances	280	436
Total current liabilities	2,515	2,655
Long-term liabilities:
Convertible debt	4,638	4,625
Total liabilities	7,153	7,280
Stockholders' equity:
Common stock; $.01 par value; 20,000,000 shares authorized; 10,607,228 and 10,592,228 shares issued; 10,371,782 and 10,356,782 shares outstanding as of March 31, 2009 and December 31, 2008, respectively	106	106
Additional paid-in capital	18,072	18,042
Accumulated deficit	(16,729)	(16,039)
Treasury stock, 235,446 shares, at cost, as of March 31, 2009 and December 31, 2008	(669)	(669)
Total stockholders' equity	780	1,440
Total liabilities and stockholders' equity	$7,933	$8,720

MICROFLUIDICS INTERNATIONAL CORPORATION
Condensed Consolidated Statements of Operations
(Unaudited - in thousands, except share and per share amounts)

	For The Three Months Ended March 31,
	2009	2008

Revenues	$3,559	$3,522
Cost of sales	1,653	1,609
Gross profit	1,906	1,913
Operating expenses:
Research and development	452	491
Selling	1,216	932
General and administrative	804	941
Total operating expenses	2,472	2,364
Loss from operations	(566)	(451)
Interest expense	(126)	(5)
Interest income	2	11
Net loss	$(690)	$(445)
Net loss per common share:
Basic	$(0.07)	$(0.04)
Diluted	$(0.07)	$(0.04)
Weighted average number of common and common equivalent shares outstanding:
Basic	10,370,628	10,260,482
Diluted	10,370,628	10,260,482

MICROFLUIDICS INTERNATIONAL CORPORATION
U.S. GAAP To Non-GAAP Measure Reconciliations and
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
(Unaudited - in thousands, except share and per share amounts)

	For The Three Months Ended March 31,
	2009	2008
Net loss	$(690)	$(445)

Net interest expense (income)	125	(6)
Depreciation and amortization	96	41
EBITDA (Non-GAAP Measure)	$(469)	$(410)

Weighted average number of common and common equivalent shares outstanding:
Basic:	10,370,628	10,260,482
Diluted:	10,370,628	10,260,482

EBITDA per common share (Non-GAAP Measure):
Basic:	$(0.05)	$(0.04)
Diluted:	$(0.05)	$(0.04)

[